QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement No. 333-168705 on Form S-3 of our reports dated February 22, 2012 (except for the effects of the change in segment reporting described in Note 19 and the changes in the condensed consolidating financial statements in Note 22 for which the date is August 27, 2012) relating to the consolidated financial statements of DIRECTV, and the effectiveness of DIRECTV's internal control over financial reporting, appearing in the Current Report on Form 8-K filed on August 27, 2012, our report on the related financial statement schedule dated February 22, 2012 appearing in the Annual Report on Form 10-K for the year ended December 31, 2011, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

September 10, 2012

QuickLinks

  Exhibit 23.3